As filed with the Securities and Exchange Commission on November 7, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DANAPC.COM

(Name of small business issuer as specified in its charter)

Wyoming

7372

20-5244503

(State or Jurisdiction of

Primary SIC Code

(IRS Employer

incorporation or organization)

Identification No.)

24351 Pasto Road #B

Jehu Hand, Secretary

           Dana Point CA 92629

24351 Pasto Road, Suite B

                    (949) 888-8888

Dana Point CA 92629

(949) 489-2400

(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

(Name, address, including zip code, and telephone

number, including area code, of agent for service

copy to:

Jehu Hand, Esq.

Hand & Hand, a professional corporation

24351 Pasto Road Suite B

Dana Point, California 92629

(949) 489-2400

facsimile (949) 489 0034

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

CALCULATION OF REGISTRATION FEE

Proposed Maximum

Proposed Maximum

Title of Each Class of

Amount to

Offering Price

Aggregate

Amount of

Securities to be Registered

Be Registered

Per Share(1)

Offering Price

Registration Fee

Common Stock offered by

  Selling Shareholders

6,000,000

$

.01

$

60,000

$

6.42

Total

6,000,000

$

60,000

$

6.42

(2)

(1)

Estimated solely for purposes of calculating the registration fee.  The proposed maximum offering price per share is based upon the expected public offering price of $.01 per share pursuant to Rule 457(a).  The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.

(2)

Filing fee of $6.42 paid with initial filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

DANAPC.COM

6,000,000 Shares of Common Stock

The 6,000,000 shares of common stock of DanaPC.com, a Wyoming corporation ("DanaPC.com") are offered by the selling stockholders.  The expenses of the offering, estimated at $8,000, will be paid by DanaPC.com.  DanaPC.com will not receive any proceeds from the sale of shares by the selling stockholders.  There is currently no trading market for the common stock.  Certain of the selling stockholders which were promoters or affiliates of DanaPC.com may be deemed to be underwriters.

The "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase.  If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock.  The application of these rules may make it difficult for purchasers in this offering to resell their shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed on the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Purchase of these securities involves risks.  See "Risk Factors" on page 3.

Initial Offering Price(1)

Sales Commissions

Total to Selling Stockholders

Per share

$.01

(2)

$.01

Total

$60,000

(2)

$60,000

(1)

The shares will be offered at the Initial Offering Price until such time, if any, that the common stock is trading or listed on a public market, at which time the common stock will be offered at market prices.  The Initial Offering Price of $.01 was determined by negotiations between DanaPC.com and the selling stockholders.

(2)

DanaPC.com will not receive any proceeds from this offering.  No person has agreed to underwrite or take down any of the securities.  For sales on any trading market, sales commissions will be limited to those paid in similar market transactions.  For private sale transactions, no sales commission can be paid.  There is no minimum amount of securities which may be sold.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

The date of this prospectus is November  __, 2006.

PROSPECTUS SUMMARY

The following is intended to be a summary of the most important aspects of our business.

DanaPC.com

DanaPC.com is a new website which assists consumers in solving everyday problems with their IBM compatible personal computers. Located at www.danapc.com, our website offers organized categories for help topics such as “I have bought a new computer, what should I do,” “I think I have a virus,” and “how do I burn CDs?”  Although this information is already available on the internet, and is common knowledge for expert computer users,  it is not presented on any other site in an organized manner suitable for the vast majority of PC users.  Use of the site is free of charge. We hope to obtain revenue by selling banner advertisements and click-through advertisements.

We have not yet enjoyed any revenues. We are newly organized and our web site is under construction. We expect to revise our site to improve its appearance and to seek high placement in internet search engines.

DanaPC.com does not intend to acquire any other business, whether or not in the internet industry.

Our address is 24351 Pasto Road, Suite B, Dana Point, California 92629 and our telephone number is (800) 359-8784. We also have an office in Ukraine at Pushkinska 20-3, Kiev, Ukraine for programming activities.

The Offering

The offering is being made by the selling stockholders, who are offering all of the shares owned by them.

Securities Offered:

6,000,000 shares of common stock.

Initial Offering Price

$.01 per share.

Offering Period:

Until [12 months from effective date]

  Risk Factors

The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment.

Common Stock Outstanding(1) Before Offering:

16,000,000(1) shares

Common Stock Outstanding After Offering:

16,000,000(1) shares

(1)

Based on shares outstanding as of July 31, 2006.  Does not include up to 2,000,000 shares issuable under the 2006 Stock Option Plan. No options have been granted under the 2006 Stock Option Plan.

Risk Factors

The securities offered hereby are highly speculative and very risky.  Before you buy consider the following risk factors and the rest of this prospectus.

RISK FACTORS

The shares are a speculative investment and very risky.  You should especially consider the following risk factors.

We are still in the development stage.

DanaPC.com's activities have been limited.  We have not received any revenues or income related to our business through July 31, 2006.  Our cumulative losses since inception are $200.  There can be no assurance that DanaPC.com will be able to develop and market its website or realize income from advertisements.  DanaPC.com is in need of approximately $50,000 in funding to carry out its business plan for the next 12 months for marketing costs and general and administrative expenses.  The terms of any offering to raise this capital infusion have not been determined.  As a result of the significant operating expenses related to start up operations, operating results will be adversely affected if significant sales do not materialize, whether due to competition or otherwise.  There can be no assurance that DanaPC.com will be able to obtain required funding, nor that it will be able to grow in the future or attain profitability.  There can be no assurance that DanaPC.com will be able to implement its business plan in accordance with its internal forecasts or to a level that meets the expectations of investors.

Our auditors have rendered a going concern emphasis opinion on our financial statements.

Our auditors have expressed concern as to the uncertainties in our business which raise substantial doubt about our ability to continue as a going concern.  If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

Penny stock rules could make it hard to resell your shares.

DanaPC.com's common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board, a quotation medium for subscribing members, or the Pink Sheets LLC.  The OTC Bulletin Board and the Pink Sheets LLC may not accept the application of any market maker to initiate quotations in our common stock.  Consequently, the liquidity of DanaPC.com's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of DanaPC.com, and lower prices for DanaPC.com's securities than might otherwise be attained.

In addition, the "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase.  If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock.  The application of these rules may make it difficult for purchasers in this offering to resell their shares.

ADDITIONAL INFORMATION

DanaPC.com has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C.  20549.  This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission.  For further information with respect to DanaPC.com and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates during regular business hours.  Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference.  DanaPC.com will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein.  This request should be directed to DanaPC.com at 24351 Pasto Road, Suite B, Dana Point, California 92629, telephone (949) 489-2400.

DanaPC.com is required to file reports and other information with the Commission.  All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  The address of such site is http://www.sec.gov.  In addition, DanaPC.com intends to make available to its shareholders annual reports, including audited financial statements and such other reports as DanaPC.com may determine.

DIVIDEND POLICY

DanaPC.com has not paid any dividends on its common stock.  DanaPC.com currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

MARKET PRICE OF COMMON STOCK

Our common stock has never been traded.  As of July 31, 2006, there were 7 record holders of common stock.

There are no warrants or options outstanding and no registration rights have been granted.  At the present time 16,000,000 shares are outstanding, including 6,000,000 which have been registered for resale via this prospectus.  These 6,000,000 shares are not currently eligible for resale under Rule 144.  In addition, DanaPC.com has reserved for issuance 2,000,000 shares of common stock to members of the Board of Directors, employees, consultant and others under the 2006 Stock Option Plan.

PLAN OF OPERATION

We have not received revenues from operations through July 31, 2006.  Until we receive funding from outside sources, such as debt or equity financing, our operations will be severely limited by the financial resources that can be provided by officers' personal loans.

DanaPC.com will require approximately $50,000 in cash over the next twelve months to effect is business plan.  We expect to obtain this cash from the proceeds of one or more private or public offerings.

The following sets forth the approximately amounts needed for each category of expenses:

Marketing, advertising and promotion

$

10,000

Webpage development and updating

25,000

General and administrative expenses

15,000

    Total

$

50,000

Marketing will primarily consist of costs to upgrade the website’s position in search engines and a limited cash outlay for sponsored link advertising in search engines.

Webpage development will be primarily conducted by independent contractor web programmers outsourced in Ukraine. The monthly salary for web designers in Ukraine ranges from $150 to $800 per month, so DanaPC.com believes that the $25,000 will be sufficient to develop and maintain a web site with changes. We have already constructed a temporary version of the site at DanaPC.com.

General and Administrative Expenses, consisting of salaries, legal, accounting and office expenses will commence to be expended immediately at about $2,000 per month.

If we do not receive enough to carry out the entire business plan, we will cut general and administrative expenses to under $1,000 per month, defer marketing, and our product development will be delayed.  This delay may or may not have a significant effect on revenues, depending on our success in search engine placement.

We do not have any agreements or understandings with respect to sources of capital.  We have not identified any potential sources.  It's likely that we will not be able to raise the entire amount required initially, in which case our development time will be extended until such full amount can be obtained.  Even if we are successful in obtaining the required funding, we probably will need to raise additional funds at the end of 12 months.

Information included in this prospectus includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

Since we have not yet generated any revenues, we are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7.  Our activities to date have been limited to seeking capital; seeking supply contracts and development of a business plan.  Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds.  We do not believe that conventional financing, such as bank loans, is available to us due to these factors.  We have no bank line of credit available to us.  Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to effect our business plan.

Our future operating results are subject to many facilities, including:

o     our success in developing our website;

o     our ability to attract and retain sponsored banner advertisements;

o     the effects of competition from other websites offering similar information;

o     our ability to obtain additional financing; and

o     other risks which we identify in future filings with the SEC.

Any or all of our forward looking statements in this annual report and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this prospectus.

BUSINESS

Background

We were incorporated in Wyoming on July 21, 2006 to provide an informational website to the average PC user. Up to now our activities have been limited to organizational matters and developing our website, located at www.danapc.com. The website is under construction and is not complete as of the date of this prospectus.

General

DanaPC.com is a new website which assists consumers in solving everyday problems with their IBM compatible personal computers. Located at www.danapc.com, our website offers organized categories for help topics such as “I have bought a new computer, what should I do,” “I think I have a virus,” and “how do I burn CDs?”  Although this information is already available on the internet, and is common knowledge for expert computer users,  it is not presented on any other site in an organized manner suitable for the vast majority of PC users.  Use of the site is free of charge. We hope to obtain revenue by selling banner advertisements and click-through advertisements.

We have not yet enjoyed any revenues. We are newly organized and our web site is under construction. We expect to revise our site to improve its appearance and to seek high placement in internet search engines.

DanaPC.com does not intend to acquire any other business, whether or not in the internet industry.

Website Development

Our website content is being developed by our officers, based on their own knowledge and publicly available information.  We will hire web designers to refine our website for presentation and ease of use.  We anticipate that we can benefit from the low cost of web designers available in Ukraine in order to reduce our web design costs. We expect to have our website fully operational by the end of 2006.

Market and Marketing

According to internetworldstats.com, there are about 227 million internet users in North America. Most of those users utilize PCs and its Windows (a trademark of Microsoft Corporation) based computer systems. We believe that most of these computer users are not technically proficient in the use of Windows and that our site would be highly useful to those users. However, we have not engaged in any formal marketing studies.

We intend to market our site exclusively through the internet. We will hire a webmaster to assist us in upgrading our web design and to obtain the highest possible placement on internet search engines. We may consider some limited advertising on other web sites and plan to actively explore sponsorship by companies in the PC hardware or software business.  As with many other free web sites, such as www.myspace.com and www.youtube.com that have recently enjoyed success, we expect to generate revenues through banner advertisement or other click-though advertisements. Clicking on the advertisement takes the user to the advertiser’s web page, and generate a negotiated or payment for each click. Since these advertisements generally pay based on the number of clicks they generate, it will be to our advantage to increase the number of visitors to our site.  We cannot predict if our site will enjoy success. We have no affiliation with the above mentioned websites and do no mean to imply any affiliation nor that we will have comparable success.

Currently we have limited bandwith available to our site. If our site has even limited success, bandwith will be our biggest expense.   Its possible that our bandwith costs will temporarily exceed advertising revenues especially if there is a sharp upturn in our traffic. We do not know how much the shortfall will be, nor the source for funding for that shortfall.

Intellectual Property

Our web site is copyrighted. We regard our copyrights and similar intellectual property as important to our success. We have not trademarked “DanaPC.com”with any federal or state authority and will rely on common law trademark protection.  Policing any copyright or trademark violation, especially outside the United States, could be problematic.   In addition, while we are not aware our site infringes the proprietary rights of third parties, there can be no assurance that other parties will not assert infringement claims against us in the future based on our website.  We may be subject to legal proceedings and claims from time to time in the ordinary course of its business, including claims of alleged infringement of the copyrights and other intellectual property rights of third parties by us and our licensees.  Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.  In addition, parties making these claims may be able to obtain an injunction, which could prevent us from operating.  Any of these results could harm our business.

Competition

Our competitors are principally other information sources such as computer publications, manufacturers and similar self help services and computer technicians. Although, to our knowledge, no other site organized as ours exists, the information is not unique and could be easily duplicated. Other companies already in the internet or PC business with much greater resources could enter into competition with us.  We hope to be the most complete, easy to use and correct web site offering information to novice or intermediate computer users.

Employees; Facilities

We have no employees other than our officers.  We are currently using a limited amount of office space of officers and director.  Our office space in California is shared with our corporate secretary, who provides a limited amount of space for no cost. We plan to move from this space by the end of 2006.  Our space in Ukraine is provided by our president and director at the travel agency where he works for no cost. Upon hiring of a programming staff we will sublet a portion of this space, consisting of two workstations, for approximately $200 a month.  Upon receipt of funding we plan to hire 2 full time persons in web design and web content editing in Ukraine and 1 part time in administration in California.  None of our employees are currently full time.

Legal Proceedings

DanaPC.com is not a party to any pending legal proceeding.

MANAGEMENT

Directors and Executive Officers

The members of the Board of Directors of DanaPC.com serve until the next annual meeting of stockholders, or until their successors have been elected.  The officers serve at the pleasure of the Board of Directors.  The following are the directors and officers of DanaPC.com since its inception on July 21, 2006.

Yuriy Semenov

President, Chief Financial Officer and Director

Jehu Hand

Secretary

Yuriy Semenov, age 24, has been President, Chief Financial Officer and Director of DanaPC.com since its inception in July 2006. Mr. Semenov has been Managing Director of Athena Travel, LLC since March 2005. From September 2004 to March 2005 he was engaged in organizing and licensing Athena Travel. Athena Travel is a travel agency located in Kiev, Ukraine.  Prior to September 2004 he was a student.

Jehu Hand, age 50, has been Secretary of DanaPC.com since its inception.  Mr. Hand has been engaged in corporate and securities law practice and has been a partner of the law firm of Hand & Hand, a law corporation from 1994 to 1999, and of Hand & Hand, a professional corporation, from June 2002 to the present.  He is licensed with the California State Bar.  Hand & Hand was a sole proprietorship until it incorporated as a law corporation in May 1994.  From January 1992 to December 1992 he was the Vice President-Corporate Counsel and Secretary of Biolase Technology, Inc., which designs, manufactures and markets dental lasers and endodontics equipment.  He was a director of Biolase from February 1992 to February 1993.  From January to October, 1992 Mr. Hand was Of Counsel to the Law Firm of Lewis, D'Amato, Brisbois & Bisgaard.  From January 1991 to January 1992 he was a shareholder of McKittrick, Jackson, DeMarco & Peckenpaugh, a law corporation.   From January to December 1990 he was a partner of Day, Campbell & Hand, and was an associate of its predecessor law firm from July 1986 to December 1989.  From 1984 to June 1986 Mr. Hand was an associate attorney with Schwartz, Kelm, Warren & Rubenstein in Columbus, Ohio.  Jehu Hand received a J.D. from New York University School of Law and a B.A. from Brigham Young University. He is a registered principal (Series 7, 24 and 63) of SoCal Securities, a broker-dealer and member of the National Association of Securities Dealers, Inc.  SoCal Securities will not participate in the offering and does not make any market in securities. Mr. Hand was a director and president of Albion Aviation, Inc. from 2000 to March 2003, and is the sole officer and director of Russian Athena, Inc.  He is also President, Chief Financial Officer and Director of Cozumel Corporation, engaged in buying, selling and refitting luxury yachts. He currently devotes 10 hours per week to DanaPC.com.

.

Executive Compensation

The following table sets forth the cash and all other compensation of DanaPC.com's executive officers and directors during each of the last three fiscal years.  The remuneration described in the table includes the cost to DanaPC.com of any benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of DanaPC.com's business.  The executive officers named below did not receive any manner of compensation in the years set forth below.

Until we obtain funding, officers are devoting most of their time to other employment and are serving without compensation.  Following funding we expect that the aggregate monthly compensation for management will be $400.

Summary Compensation Table

ANNUAL COMPENSATION

LONG TERM COMPENSATION

Name and

Other Annual

Awards

Payouts

All

Principal Position

Year

Salary

Bonus

Compensation

Other

Restricted

Securities

 LTIP

Compensation

Stock

Underlying

Payouts ($)

Awards ($)

Options SARs(#)

 Yuriy Semenov

2005

$0

0

0

0

0

0

0

  President and CFO

2004

0

0

0

0

0

0

2003

0

0

0

0

0

0

0

DanaPC.com, by resolution of its Board of Directors and stockholders, adopted a 2006 Stock Option Plan (the "Plan") on July 21, 2006.   The Plan enables the Company to offer an incentive based compensation system to employees, officers and directors and to employees of companies who do business with the Company.

In the discretion of a committee comprised of non-employee directors (the "Committee"), directors, officers, and key employees or employees of companies with which we do business become participants in the Plan upon receiving grants in the form of stock options or restricted stock.  A total of 2,000,000 shares are authorized for issuance under the Plan, of which no shares are issued.  The Company may increase the number of shares authorized for issuance under the Plan or may make other material modifications to the Plan without shareholder approval.  However, no amendment may change the existing rights of any option holder.

Any shares which are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option may again be used for awards under the Plan.  However, shares with respect to which a stock appreciation right has been exercised may not again be made subject to an award.

Stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant

(110% as to any 10% shareholder at the time of grant); non-qualified stock options may not be granted at a price less than 85% of fair market value of the stock as of the date of grant.  Restricted stock may not be granted under the Plan in connection with incentive stock options.

Stock options may be exercised during a period of time fixed by the Committee except that no stock option may be exercised more than ten years after the date of grant or three years after death or disability, whichever is later.  In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of a stock option may be made in cash, shares of Common Stock or by delivery or recourse promissory notes or a combination of notes, cash and shares of the Company's common stock or a combination thereof.  Incentive stock options may only be issued to directors, officers and employees.

Stock options may be granted under the Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO").  If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of common stock, then upon exercise of the option the participant is granted an AO to purchase, at the fair market value as of the date of the AO grant, the number of shares of common stock equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld as payment for withholding taxes.  An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related.

Stock appreciation rights and/or restricted stock may be granted in conjunction with, or may be unrelated to stock options.  A stock appreciation right entitles a participant to receive a payment, in cash or common stock or a combination thereof, in an amount equal to the excess of the fair market value of the stock at the time of exercise over the fair market value as of the date of grant.  Stock appreciation rights may be exercised during a period of time fixed by the Committee not to exceed ten years after the date of grant or three years after death or disability, whichever is later.  Restricted stock requires the recipient to continue in service as an officer, director, employee or consultant for a fixed period of time for ownership of the shares to vest.  If restricted shares or stock appreciation rights are issued in tandem with options, the restricted stock or stock appreciation right is canceled upon exercise of the option and the option will likewise terminate upon vesting of the restricted shares.

PRINCIPAL SHAREHOLDERS

The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (I) each person known by DanaPC.com to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of DanaPC.com's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered.  Unless otherwise noted below, DanaPC.com believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Percentage

Percentage

Name and Address

Common Stock

Before Offering

After Offering

Yuriy Semenov(1)

10,000,000

62.5%

62.5%

Jehu Hand(2)

2,000,000

12.5%

--

24351 Pasto Road, Suite B

Dana Point, California 92629

Randall Peterson

1,000,000

6.3%

--

24 Calle De La Luna

San Clemente, CA 92673

Pacific Coast Distributors LLC(3)

1,000,000

6.3%

--

Bogdana Kovchuzhnaya

1,000,000

6.3%

--

20-3 Pushkinska

Kiev, Ukraine

Coolserve Corporation(4)

1,000,000

6.3%

--

Logisky Tract 9-37

Minsk, Belarus

All officers and directors

  as a group (2 persons)

12,000,000

75.0%

62.5%

(1)

The address of this person is c/o the Company.

(2)

Includes 1,000,000 shares held by Ecco Petroleum Family Limited Partnership, which Mr. Hand controls, and 1,000,000 shares held by Sheridan Clearing Corporation, the nominee for an investment group which he directs, named Arrakis Select Inc

(3)

Pacific Coast Distributors LLC is owned by Adam Hand, the brother of Jehu Hand.

(4)

Coolserve Corporation  is owned by Alexander Sosnovsky

SELLING STOCKHOLDERS

The shares of common stock of DanaPC.com offered by the Selling Stockholders will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ.  It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock.  Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby for sale and will own no shares after the completion of the offering.  The relationship, if any, between DanaPC.com and any Selling Stockholder is set forth below.

Shares Beneficially

Percentage

Owned

Total Shares

Name and Address

and Being Offered

After Offering

Jehu Hand(1)

1,000,000

24351 Pasto Road, Suite B

Dana Point, CA 92629

(Secretary and legal counsel)

Randall Peterson

1,000,000

24 Calle De La Luna

San Clemente, CA 92673

Sheridan Clearing Corporation(2)

1,000,000

24351 Pasto Road, Suite B

Dana Point, CA 92629

Pacific Coast Distributors LLC(3)

1,000,000

Bogdana Kovchuzhnaya

1,000,000

Pushkinska 20-3

Kiev, Ukraine

Coolserve Corporation(4)

1,000,000

Logisky Tract 9-37

Minsk, Belarus

         TOTAL

6,000,000

* None

(1) Mr. Hand controls Ecco Petroleum Family Limited Partnership by virtue of owning a majority of the limited partnership units and his control of the corporate general partner.

(2)  Sheridan Clearing Corporation is nominee for Arrakis Select Inc., a private fund controlled by Jehu Hand.

(3) Pacific Coast Distributors LLC is owned by Adam Hand, the brother of Jehu Hand.

(4) Coolserve Corporation is controlled by Alexander Sosnovsky.

PLAN OF DISTRIBUTION

DanaPC.com intends to apply to have its shares of common stock registered on the OTC Bulletin Board.   DanaPC.com anticipates once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any market created. The prices the selling stockholders will receive will be determined by the market conditions.  Selling stockholders may also sell in private transactions.  DanaPC.com cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions.  DanaPC.com does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares. Selling Stockholders may also sell in private transactions, at privately negotiated prices, but no sales commissions may be paid for effectuating private transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker,-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. DanaPC.com understands that it is the position of the NASD that such sales commissions or discounts should not exceed 5% of the gross offering price at which the selling stockholders sell their shares.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling stockholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or interdealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of DanaPC.com common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase DanaPC.com common stock.

Jehu Hand, who controls two of the selling stockholders, is a principal of SoCal Securities, an NASD broker dealer.  SoCal does not make markets in any securities and will not participate in this offering.  SoCal Securities has not reviewed the contents of this prospectus.

DanaPC.com will bear all costs of the offering in registering the shares but will bear no selling expense cost.  The costs of the offering are estimated at $8,000.  This includes $500 which will be due to a law firm of which Mr. Hand is a shareholder for providing a legal opinion as to the validity of the securities offered hereby.  Mr. Hand has indicated that his firm will furnish the opinion at no charge and therefore the cost of this opinion will be treated as a contribution to the capital of the corporation. DanaPC.com will use its best efforts to update the registration statement and maintain its effectiveness for one year.

CERTAIN TRANSACTIONS

DanaPC.com was organized as a Wyoming corporation on July 21, 2006 to engage in developing and operating a web site to aid PC users with typical software issues.  Seven shareholders, who are all listed under the caption “Principal Stockholders” purchased shares for $.001 per share in cash or cash advanced for incorporation costs. These persons may be considered to be “promoters” of DanaPC.com.

Coolserve Corporation, a shareholder, may provide web design services at its normal prices to DanaPC.com. Coolserve is engaged in web site hosting, web design and programming services

DESCRIPTION OF SECURITIES

Common Stock

DanaPC.com's Certificate of Incorporation authorizes the issuance of an unlimited number of shares of common stock, no par value per share, of which 16,000,000 shares were outstanding as of July 31, 2006.  DanaPC.com intends to sell additional shares of common stock at this time, but has not entered into any negotiation or agreements with any person.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights.  Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore.  In the event of a liquidation, dissolution or winding up of DanaPC.com, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock.  Holders of common stock have no preemptive rights to purchase DanaPC.com's common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting.  Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

DanaPC.com's Certificate of Incorporation authorizes the issuance of an unlimited number of shares of preferred stock, no par value, of which no shares of Preferred Stock are outstanding.

DanaPC.com's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series.  DanaPC.com considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise.  If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in DanaPC.com's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities.  Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock.  Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock.  The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance.  Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to DanaPC.com's common stock or any other series of preferred stock which DanaPC.com may issue.  The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of DanaPC.com.

DanaPC.com intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

The transfer agent for the common stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the Shares offered hereby will be passed upon for DanaPC.com by Hand & Hand, a professional corporation, Dana Point, California.  The principal of Hand & Hand, Jehu Hand, who is also DanaPC.com's Secretary, beneficially owns 2,000,000 shares of common stock.

EXPERTS

The audited financial statements of DanaPC.com included in this Prospectus as of July 31, 2006 have been audited by De Joya Griffith & Company, LLC, independent certified public accountant, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION

DanaPC.com has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming General Business Act.  Under DanaPC.com's articles of incorporation, and as permitted under the Wyoming General Business Act, directors are not liable to DanaPC.com or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors.  Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to DanaPC.com or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Wyoming law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve DanaPC.com or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of DanaPC.com where indemnification will be required or permitted.  DanaPC.com is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of DanaPC.com pursuant to the foregoing provisions, or otherwise, DanaPC.com has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by DanaPC.com of expenses incurred or paid by a director, officer or controlling person of DanaPC.com in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, DanaPC.com will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of DanaPC.com as of July 31, 2006, and the related statement of operations, stockholders’ equity (deficit), and cash flows from inception (July 21, 2006) through July 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DanaPC.com as of July 31, 2006, and the results of its operations and cash flows from inception (July 21, 2006) through July 31, 2006 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/

Henderson, NV

August 30, 2006

DANAPC.COM

[A Development Stage Company]

BALANCE SHEET

ASSETS

Audited

As of

July 31,

2006

___________

CURRENT ASSETS:

Cash

$

3,800

___________

Total Current Assets

3,800

___________

OTHER ASSET- organization costs, net

--

___________

$

3,800

___________

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

STOCKHOLDERS' EQUITY (DEFICIT):

Common stock, no par value, unlimited

number of shares authorized,

16,000,000 shares issued and

outstanding

16,000

Preferred Stock, no par value, unlimited

number of shares authorized,

0 shares issued and

Outstanding

--

Additional paid-in capital

--

Deficit accumulated during the

development stage

(200)

___________

15,800

Less: Subscription receivable

(12,000)

___________

Total Stockholders' Equity (Deficit)

3,800

___________

$

3,800

___________

The accompanying notes are an integral part of this financial statement.

DANAPC.COM

 [A Development Stage Company]

STATEMENT OF OPERATIONS

Audited

From Inception

on July 21, 2006

Through

July 31, 2006

_____________

REVENUE

$

-

_____________

EXPENSES:

____________200

Total Expenses

200

_____________

INCOME (LOSS) BEFORE INCOME TAXES

0

CURRENT TAX EXPENSE

-

_____________

NET INCOME (LOSS)

$

(200)

_____________

INCOME (LOSS) PER COMMON SHARE

$

.00

_____________

Basic and diluted

Weighted average number of

  Shares outstanding

16,000,000

The accompanying notes are an integral part of this financial statement.

DANAPC.COM

[A Development Stage Company]

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FROM THE DATE OF INCEPTION ON JULY 21, 2006

THROUGH JULY 31, 2006

Audited

Deficit

Accumulated

Common Stock

Preferred Stock

Additional

During the

------------------------------

----------------------------

Paid in

Development

Subscription

Shares

Amount

Shares

Amount

Capital

Stage

Receivable

Net Loss

Total

BALANCE, July 21, 2006

-

$

-

-

$

-

$

-

$

-

$

-

$

-

$

-

Common stock issued for

  subscription receivable of

  $11,000 and cash of $5,000

  or $.001 per share,

  July 21, 2006

16,000,000

16,000

-

-

-

-

(12,000)

-

-

Net income (loss) for the

  period ended

  July 31, 2006

-

-

-

-

-

-

(200)

-

________

________

________

________

________

_________

_________

________

________

BALANCE, July 31, 2006

16,000,000

$

16,000

-

$

-

$

-

$

-

$

(12,000)

$

(200)

$

3,800

________

________

________

________

________

_________

_________

________

________

The accompanying notes are an integral part of this financial statement.

DANAPC.COM

[A Development Stage Company]

STATEMENT OF CASH FLOWS

Audited

From Inception

on July 21,

2006 Through

July  31, 2006

_____________

Cash Flows from Operating Activities:

Net loss

$

(200)

Adjustments to reconcile net income (loss) to net cash used

  by operating activities:

Payment of organizational costs

(200)

_____________

Net Cash (Used) by Operating Activities

0

_____________

Cash Flows from Financing Activities:

Payment for common stock

3,800

_____________

Net Cash Provided by Financing Activities

3,800

_____________

Net Increase in Cash

3,800

Cash at Beginning of Period

-

_____________

Cash at End of Period

$

3,800

_____________

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:

  Interest

$

-

  Income taxes

$

-

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the period from inception on July 21, 2006 through July 31, 2006:

In July 2006, the Company issued 16,000,000 shares of common stock in exchange for a subscription receivable of $12,000 and cash of $3,800.

The accompanying notes are an integral part of this financial statement.

DANAPC.COM

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – DanaPC.com (the “Company”) was organized under the laws of the State of Wyoming on July 21, 2006. The Company is developing a web site to give consumers information on commonly encountered problems with personal computers.  The Company has not yet generated any revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Fiscal Year - The Company’s fiscal year-end is June 30.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Advertising Costs - Advertising costs are charged to operations when incurred.  The Company has not yet incurred any advertising costs.

Web Development Costs. Web Development costs are expensed as incurred.

Stock-Based Compensation - The Company has one stock-based employee compensation plan [See Note 2].  The Company accounts for its plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related Interpretations.  The Company has not issued any stock options or warrants.

Organization Costs - Organization costs, which reflect amounts expended as of July 31, 2006, were expensed as incurred.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” [See Note 3].

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” [See Note 6].

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimated.

DANAPC.COM

 [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Recently Enacted Accounting Standards - In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS 154 requires “retrospective application” of the direct effect of a voluntary change in accounting principle to prior periods’ financial statements where it is practicable to do so. SFAS 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. SFAS 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 unless adopted early. We do not expect the adoption of SFAS 154 to have a material impact on its consolidated financial position, results of operations or cash flows, except to the extent that the statement subsequently requires retrospective application of a future item.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives.  We  do not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities).  The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting.  Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value.  We do not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In October 2006, the FASB issued SFAS No. 157, “Statement of Financial Accounting Standards” (“SFAS 157”).  The purpose of SFAS 157 is to provide users of financial statements with better information about the extent to which fair value is used to measure recognized assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings for the period.  SFAS No. 157 also provides guidance on the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This changes the definition of fair value to be the price that would be received to sell an asset or paid to transfer a liability, an exit price, as opposed to the price that would be paid to acquire the asset or received to assume the liability, an entry price.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods with those fiscal years

(e.g., January 1, 2008, for calendar year-end entities.)  We do not expect the adoption of SFAS No. 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158, “Statement of Financial Accounting Standards” (“SFAS 158”) which amends SFAS No. 87, 88, 106, and 132(R).  Post application of SFAS 158, an employer should continue to apply the provisions in Statements 87, 88, and 106 in measuring plan assets and benefit obligations as of the date of its statement of financial position and in determining the amount of net periodic benefit cost.  SFAS 158 requires amounts to be recognized as the funded status of a benefit plan, that is, the difference between plan assets at fair value and the benefit obligation.  SFAS 158 further requires recognition of gains/losses and prior service costs or credits not recognized pursuant to SFAS No. 87 or SFAS No. 106.  Additionally, the measurement date is to be the date of the employer’s fiscal year-end.  Lastly, SFAS 158 requires disclosure in the financial statements effects from delayed recognition of gains/losses, prior service costs or credits, and transition assets or obligations.  SFAS No. 158 is effective for years ending after December 15, 2006 for employers with publicly traded equity securities and as of the end of the fiscal year ended after June 15, 2007 for employers without publicly traded equity securities.  We do not expect the adoption of SFAS No. 158 to have a material impact on our consolidated financial position, results of operations or cash flows.

NOTE 2  - CAPITAL STOCK

Common Stock - The Company has authorized an unlimited number of shares of no par value common stock and preferred stock.  In July 2006, in connection with its organization, the Company issued 16,000,000 shares of their previously authorized but unissued common stock to various individuals including 10,000,000 which was issued to an officer/shareholder of the Company.  The shares were issued for a subscription receivable of $12,000 and for cash of $4,000 (or $.001 per share).

DANAPC.COM

[A Development Stage Company]

NOTES TO  FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK [Continued]

Stock Option Plan - In July 2006, the Board of Directors adopted and the stockholders at that time approved the 2006 Stock Option Plan (“the Plan”).  The Plan provides for the granting of qualified and non-qualified stock options to purchase up to 2,000,000 shares of common stock to directors, officers, advisors and employees of the Company as well as to employees of companies that do business with the Company.  Awards under the plan will be granted as determined by the Stock Option Committee of the Board of Directors.  The Plan limits awards to directors, officers and employees to $100,000 of compensation per year.  The options will expire after 10 years or 5 years if the option holder owns at least 10% of the common stock of the Company.  The exercise price of a non-qualified option must be at least 85% of the market price.  The exercise price of a qualified option must be at least equal to the market price or 110% of the market price if the option holder owns at least 10% of the common stock of the Company.  At July 31, 2006, no awards had been made and total awards available to be granted from the Plan amounted to 2,000,000 shares.

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at July 31, 2006 an unused operating loss carryforward of approximately $0 which may be applied against future taxable income and which expires in 2026.  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized.  The net deferred tax assets, which consist of deferred compensation, tax basis of fixed assets in excess of book basis and net operating loss carryforwards, are approximately $0 as of July 31, 2006, with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $0 for the period from inception on July 21, 2006 through July 31, 2006.

NOTE 4 - RELATED PARTY TRANSACTIONS

Office Space - The Company has not had a need to rent office space.  An officer/shareholder of the Company is allowing the Company to use his offices, as needed, at no expense to the Company.

DANAPC.COM

[A Development Stage Company]

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company was only recently formed and has not yet been successful in establishing profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

From Inception

on July 21,

2006 Through

July 31, 2006

_____________

Loss from operations available to

common shareholders (numerator)

$

200

_____________

Weighted average number of

common shares outstanding used

in loss per share for the period

(denominator)

16,000,000

_____________

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 7 – SUBSEQUENT EVENT

In August 2006 the subscriptions receivable of $12,000 was paid in full.

No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by DanaPC.com.  This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful.  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

TABLE OF CONTENTS

Page

Prospectus Summary

2

Risk Factors

3

Additional Information

4

Dividend Policy

4

Market Price of Common Stock

4

Plan of Operation

5

Business

6

Management

11

Principal Shareholders

13

Selling Stockholders

14

Plan of Distribution

21

Certain Transactions

22

Description of Securities

22

Interest of Named Experts and Counsel

23

Experts

23

Indemnification

24

Financial Statements

F-1

DANAPC.COM

6,000,000 SHARES

PROSPECTUS

November __, 2006

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

DANAPC.COM

PART II

Item 24.

Indemnification of Directors and Officers.

DanaPC.com has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming General Corporation Law.  Under DanaPC.com's articles of incorporation, and as permitted under the Wyoming General Corporation Law, directors are not liable to DanaPC.com or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors.  Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to DanaPC.com or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Wyoming law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve DanaPC.com or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of DanaPC.com where indemnification will be required or permitted.  DanaPC.com is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.

Other Expenses of Issuance and Distribution. (all to be paid by DanaPC.com)

Filing fee under the Securities Act of 1933

$

100.00

Printing and engraving(1)

$

300.00

Legal Fees

$

500.00

Auditing Fees(1)

$

5,000.00

NASD Filing Fees

$

500.00

Miscellaneous(1)

$

1,600.00

TOTAL

$

8,000.00

(1)

Estimates

Item 26.

Recent Sales of Unregistered Securities.

The company issued 16,000,000 newly issued shares on July 21, 2006 to the 7 individuals, comprising all of the shareholders of DanaPC.com.  No underwriter was involved. The transaction is exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering.  All of the purchasers were required to sign letters regarding their investment qualifications.

Item 27.

Exhibits and Financial Schedules

3.

Certificate of Incorporation and Bylaws

3.1.

Articles of Incorporation(1)

3.3

Bylaws(1)

5.

Opinion of Hand & Hand as to legality of securities being registered.(1)

Material Contracts

10.1 Stock Option Plan.(1)

21.

Subsidiaries of the small business issuer-None.

23.

Consents of Experts and Counsel

23.1

Consent of De Joya Griffith & Company LLC..To be filed by amendment.

23.2

Consent of Hand & Hand included in Exhibit 5 hereto

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

(b) Financial Statement Schedules

All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1)

Filed herewith.

Item 28.

Undertakings.

(a)

The undersigned small business issuer hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(I)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

;

(iii)

Include any material or changed information the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

(3)

File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)

The undersigned small business issuer hereby undertakes that it will:

(1)

For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

(2)

For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dana Point, State of California on November 3, 2006.

DANAPC.COM

By:

/s/ Yuriy Semenov

Yuriy Semenov. President and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on November 3, 2006.

By:/s/ Yuriy Semenov

President and Chief Financial Officer (principal executive, financial and   Yuriy Semenov

accounting officer)